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                                                                   Exhibit 10.25

                        ADDENDUM TO EMPLOYMENT AGREEMENT
                                MICHAEL COSGRAVE
                                    JUNE 2004

         The following is an addendum to the original Employment Agreement entered into by and between Pharmion Corporation and Michael Cosgrave, signed January 5, 2001.

TERMINATION AFTER CHANGE IN CONTROL. Upon a termination by the Company without Just Cause, (see attached definitions). or termination by Executive for Good Reason (see attached definitions) occurring on or within twenty-four (24) months after a Change in Control (as defined below), (i) the vesting and exercisability of all of Executive's stock options and other equity-based awards will be accelerated in full so that all such stock options will be immediately exercisable for fully vested stock and any other stock awards will be fully vested as of the date of such Termination, and (ii) Executive's stock options will remain exercisable in accordance with the plan document. For purposes of this Agreement, "Change of Control" shall mean (1) a sale of all or substantially all the assets of the Company; (2) a merger into or consolidation of the Company with any other corporation, except any such merger or consolidation involving the Company or a subsidiary of the Company in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 50% by voting power of the capital stock of (a) the surviving or resulting corporation or (b) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, (3) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any parent or subsidiary corporation of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, or (4) individuals who, on the date of execution of this Agreement, are members of the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board of Directors; provided, however, that if the appointment or election (or nomination for election) of any new Board of Directors member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

Employee                                      Pharmion Corporation:
/s/ Michael Cosgrave                          /s/ Pam Herriott
--------------------                          --------------------
Date:                                         Date:
 6/15/04                                       6/15/04
 ---------                                     ---------


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                             TERMINATION DEFINITIONS

         1. TERMINATION BY THE COMPANY FOR JUST CAUSE. The Company may terminate Executive's employment under this Agreement for Just Cause. For purposes of this Agreement, "Just Cause" for termination shall mean that the Company, acting in good faith based upon the information then known to it, determines that:

               (i) Executive has committed or engaged in negligent or willful conduct that is likely to be detrimental to the Company;

               (ii) Executive has engaged in acts which constitute theft, fraud, or other illegal or dishonest conduct;

               (iii) Executive has willfully disobeyed the reasonable and lawful directives of the Company's Chief Executive Officer, Chief Operating Officer, or Board of Directors;

               (iv) Executive has refused or is unwilling to perform his/her job duties;

               (v) Executive has failed adequately to perform his/her job duties (provided, however, that the Company shall first provide Executive with written notice of the deficiencies in his/her performance and Executive shall be given 45 days to remedy such deficiencies);

               (vi) Executive has demonstrated habitual absenteeism;

               (vii) Executive is substantially dependent on alcohol or any controlled substance or violates any general Company policy with regard to alcohol or controlled substances;

               (viii) Executive has engaged in acts which constitute sexual or other forms of illegal harassment or discrimination;

               (ix) Executive makes public remarks that disparage the Company, its Board of Directors, officers, directors, advisors, executives, affiliates or subsidiaries;

               (x) Executive violates his/her fiduciary duty to the Company, or his/her duty of loyalty to the Company; or

               (xi) Executive breaches any term of this Agreement or the Confidentiality Agreement.


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         The Parties acknowledge that this definition of "Just Cause" in not intended and does not apply to any aspect of the relationship between the Company and any of its employees, including Executive, beyond determining Executive's eligibility for severance.

         2. TERMINATION BY THE COMPANY WITHOUT JUST CAUSE. The Company may terminate Executive's employment without Just Cause upon written notice to Executive.

         3. TERMINATION BY EXECUTIVE FOR GOOD REASON. Upon written notice to the Company, Executive may terminate his/her employment under this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) The Company becoming insolvent, as evidenced by its inability to meet its obligations in the ordinary course of business;

               (ii) A reduction in Executive's Base Salary of more than 10% per year, without Executive's consent;

               (iii) Executive being required to relocate his/her residence further than 45 miles from the Company's office, without Executive's consent; or

               (iv) A material reduction in the scope of Executive's duties or a material change in the content of Executive's duties.

         Executive must provide the Company with written notice of his/her decision to terminate his/her employment for Good Reason no later than 90 days following the receipt of a notice from the Company that an act or event constituting Good Reason has occurred.